Exhibit 4(c)(4)


                                 THIRD AMENDMENT


          THIRD AMENDMENT, dated as of February 28, 2001, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the "Company'), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the Company, collectively, the "Borrowers"), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks (in such capacity, the "Agent").

                                   WITNESETH:

     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of July 26, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to Section 5.9 of the Credit Agreement, the Borrowers are required to cause certain of their Subsidiaries to become co-borrowers under the Credit Agreement;

     WHEREAS, the Agent and the Banks are entering into a Sharing Agreement, dated as of the date hereof, with the holders of certain notes of one or more of the Borrowers (as amended, supplemented or otherwise modified, the "Sharing Agreement"); and

     WHEREAS, the Borrowers and the Required Banks have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  for  other
consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          2. Amendments to Credit Agreement.

          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

               "Sharing Agreement": the Sharing Agreement, dated as of February 28, 2001, among the Agent, the Banks and the holders of notes of one or more of the Borrowers, as amended, supplemented or otherwise modified from time to time.

          (b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in full as follows:

          "Loan Documents": this Agreement, the Notes, the Joinder and Assumption Agreements, the Applications and the Sharing Agreement, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

          "Priority Debt": at any time, without duplication (a) all Indebtedness and Preferred Stock of Subsidiaries (other than (i) Indebtedness of any Subsidiary owed to, or Preferred Stock of any Subsidiary held by, the Company or any Wholly-Owned Subsidiary, and (ii) Indebtedness of any Subsidiary which is a Borrower other than Indebtedness of a Foreign Borrower), plus (b) all Indebtedness of a Subsidiary secured by a Lien permitted under clause (g) of the definition of Permitted Lien.

          (c) Section 7.1 of the Credit Agreement is hereby amended by inserting the word "or" at the end of subsection (j) and inserting the following subsection (k) immediately thereafter:

          (k) The Agent shall have received a Notice of Election to Share as defined in, and pursuant to, the Sharing Agreement.

     3. Representations and Warranties. The Borrowers hereby represent and warrant to the Banks and the Agent

     (a) There exists no Default or Event of Default under the Credit Agreement as amended hereby;

     (b) The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

     (c) The execution and delivery of this Amendment by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4. Effectiveness. This Amendment shall become effective upon the Agent receiving (a) counterparts hereof duly executed by the Borrowers and the Banks,
(b) counterparts of the Sharing Agreement executed by each Person listed on the signature pages thereto, and (c) counterparts of the Joinder and Assumption
Agreement, dated the date hereof, and executed by the Persons listed on the signature pages thereto, pursuant to which certain subsidiaries of the Company shall become Borrowers under the Credit Agreement and the other Loan Documents.

     5. Limited Effect. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.


     6. Release. Recognizing and in consideration of the Banks' and the Agent's agreement to the amendments set forth herein, each of the Borrowers hereby waives and releases the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or the Agent's acts or omissions with respect to this Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein.

     7. Miscellaneous.

          (a) Expenses. Each of the Borrowers agrees to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith (including the Sharing Agreement and the Joinder and Assumption Agreement), including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, LLP.

          (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (c) Successor and Assigns. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

          (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

          (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used - to interpret any provision hereof.

          (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              WEST PHARMACEUTICAL SERVICES, INC.

                              By:    /s/ Stephen M. Heumann
                              Name:      Stephen M. Heumann
                              Title:     Vice President



                              WEST PHARMACEUTICAL SERVICES
                              OF FLORIDA, INC.

                              By:    /s/ Stephen M. Heumann
                              Name:      Stephen M. Heumann
                              Title:     Vice President



                              WEST PHARMACEUTICAL SERVICES
                              LAKEWOOD, INC.

                              By:    /s/ Stephen M. Heumann
                              Name:      Stephen M. Heumann
                              Title:     Vice President



                              WEST PHARMACEUTICAL SERVICES
                              GROUP LIMITED

                              By:    /s/ John R. Gailey
                              Name:      John R. Gailey
                              Title:     Director

                              PNC BANK NATIONAL ASSOCIATION,
                              as a Bank and as Agent

                              By:    /s/ Amy T. Peterson
                              Name:      Amy T. Peterson
                              Title:     Vice President



                              FIRST UNION NATIONAL BANK, as a Bank

                              By:
                              Name:
                              Title:



                              DRESDNER BANK, AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES, as a Bank

                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:



                              NATIONAL CITY BANK, as a Bank

                              By:
                              Name:
                              Title:

                              PNC BANK, NATIONAL ASSOCIATION,
                              as a Bank and as Agent


                              By:
                              Name:
                              Title:



                              FIRST UNION NATIONAL BANK, as a Bank

                              By:    /s/ Constantin E. Chepurny
                              Name:      Constantin E. Chepurny
                              Title:     Senior Vice President



                              DRESDNER BANK, AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES, as a Bank

                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:



                              NATIONAL CITY BANK, as a Bank

                              By:
                              Name:
                              Title:

                              PNC BANK, NATIONAL ASSOCIATION,
                              as a Bank and as Agent

                              By:
                              Name:
                              Title:



                              FIRST UNION NATIONAL BANK, as a Bank

                              By:
                              Name:
                              Title:



                              DRESDNER BANK, AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES, as a Bank

                              By:   /s/ Richard Morris
                              Name:     Richard Morris
                              Title:    Senior Vice President



                              By:   /s/ Deborah Carlson
                              Name:     Deborah Carlson
                              Title:    First Vice President




                              NATIONAL CITY BANK, as a Bank

                              By:
                              Name:
                              Title:

                              PNC BANK, NATIONAL ASSOCIATION,
                              as a Bank and as Agent

                              By:
                              Name:
                              Title:



                              FIRST UNION NATIONAL BANK, as a Bank

                              By:
                              Name:
                              Title:



                              DRESDNER BANK, AG, NEW YORK AND
                              GRAND CAYMAN BRANCHES, as a Bank

                              By:
                              Name:
                              Title:



                              By:
                              Name:
                              Title:



                              NATIONAL CITY BANK, as a Bank

                              By:   /s/ Thomas J. McDonnell
                              Name:     Thomas J. McDonnell
                              Title:    Senior Vice President

                              THE CHASE MANHANTAN BANK,
                              as a Bank

                              By:    /s/ Thomas F. Conroy, Jr.
                              Name:      Thomas F. Conroy, Jr.
                              Title:     Vice President





                              MELLON BANK, N.A., as a Bank

                              By:
                              Name:
                              Title:

                              THE CHASE MANHATTAN BANK,
                              as a Bank

                              By:
                              Name:
                              Title:





                              MELLON BANK N.A., as a Bank

                              By:    /s/ Mark W. Torie
                              Name:      Mark W. Torie
                              Tide:      VP